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                              "LFA LETTERHEAD"


                                July 15, 1997

VIA FACSIMILE & FIRST CLASS MAIL


Mr. Walter Kaye
President
Merchant Factors Corp.
1430 Broadway
New York, NY   10018

    Re:  Security Agreement dated August 18, 1995

Dear Walter:

     This letter is to confirm that under the terms specified in the tenth item of the Security Agreement dated August 18, 1995 (the "Security Agreement"), the Security Agreement has been renewed, and continues in full force and effect. The tenth item is amended so that the next renewal date will be December 31, 1998.


                                   Very truly yours,


                                   /s/ Stanley I. Halbreich /s/
                                   Stanley I. Halbreich
                                   Chief Financial Officer and
                                   Treasurer


ACCEPTED:

MERCHANT FACTORS CORP.


By:  /s/ Walter Kaye /s/
   ---------------------------
     Walter Kaye
     President